Voyager Technologies, Inc. Prices $350.0 Million Convertible Senior Notes Offering

•A portion of proceeds will be used to support Voyager’s expansion through organic growth and strategic acquisitions
•Voyager will also purchase a capped call intended to offset dilution up to an initial cap of 150% premium to the last reported sale price per share of Voyager’s Class A common stock at pricing

DENVER, CO—(BUSINESS WIRE)—September 23, 2026—Voyager Technologies, Inc. (“Voyager”) (NYSE: VOYG) today announced the pricing of its offering of $350,000,000 aggregate principal amount of 0% convertible senior notes due 2032 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The issuance and sale of the notes are scheduled to settle on September 28, 2026, subject to customary closing conditions. Voyager also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 calendar days from, and including, the date the notes are first issued, up to an additional $52,500,000 aggregate principal amount of notes.

The notes will be senior, unsecured obligations of Voyager. The notes will not bear regular interest, and the principal amount of the notes will not accrete. The notes will mature on October 15, 2032, unless earlier repurchased, redeemed or converted. Before July 15, 2032, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after July 15, 2032, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Voyager will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at Voyager’s election. The initial conversion rate is 24.4978 shares of Class A common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $40.82 per share of Class A common stock. The initial conversion price represents a premium of approximately 30% over the last reported sale price of $31.40 per share of Voyager’s Class A common stock on September 23, 2026. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Voyager’s option at any time, and from time to time, on or after October 21, 2030 and on or before the 30th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Voyager’s Class A common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The notes will also be redeemable, in whole and not in part, for cash at Voyager’s election at any time if the principal amount of the notes then outstanding is less than 10% of the aggregate principal amount of the notes issued in the offering (including any additional notes issued pursuant to any exercise of the initial purchasers’ option to purchase additional notes) and certain other conditions are satisfied. The redemption price for any redemption will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special and additional interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Voyager to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special and additional interest, if any, to, but excluding, the applicable repurchase date.

Voyager estimates that the net proceeds from the offering will be approximately $340.4 million (or approximately $391.6 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and Voyager’s estimated offering expenses. Voyager intends to use (i) approximately $45.7 million of the net proceeds to fund the cost of entering into the capped call transactions described below; and (ii) the remainder of the net proceeds for general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, then Voyager intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below.

In connection with the pricing of the notes, Voyager entered into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or one or more other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Voyager’s Class A common stock underlying the notes.

The cap price of the capped call transactions will initially be $78.50 per share, which represents a premium of 150% over the last reported sale price of Voyager’s Class A common stock of $31.40 per share on September 23, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to Voyager’s Class A common stock upon any conversion of the notes and/or offset any potential cash payments Voyager is required to make in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes. If, however, the market price per share of Voyager’s Class A common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Voyager’s Class A common stock and/or purchase shares of Voyager’s Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Voyager’s Class A common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Voyager’s Class A common stock and/or purchasing or selling Voyager’s Class A common stock or other securities of Voyager in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any conversion of the notes, any repurchase of the notes by Voyager on any fundamental change repurchase date, any redemption date or any other date on which Voyager retires any notes, in each case if Voyager elects to terminate the relevant portion of the capped call transactions and in connection with any negotiated unwind or modification of the capped call transactions). This activity could also cause or avoid an increase or decrease in the market price of Voyager’s Class A common stock or the notes, which could affect the ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of Voyager’s Class A common stock, if any, and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and any shares of Class A common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Class A common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Voyager

Voyager is a defense and space technology company committed to advancing and delivering transformative, mission-critical solutions. By tackling the most complex challenges, Voyager aims to unlock new frontiers for human progress, fortify national security, and protect critical assets from ground to space.

Cautionary Statement Concerning Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion of the offering, the expected amount and intended use of the net proceeds and the effects of entering into the capped call transactions described above. Forward-looking statements represent Voyager’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Voyager’s business, including those described in periodic reports that Voyager files from time to time with the Securities and Exchange Commission. Voyager may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Voyager does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Investor contact:

investors@voyagertechnologies.com

Media contact:

media@voyagertechnologies.com
Source: Voyager Technologies, Inc.